Exhibit 4.8

JV PURCHASE PRICE ESCROW AGREEMENT

ESCROW AGREEMENT (“Agreement”) dated December __, 2015 by and among Cambridge Holdco Corp., a Cayman Islands company (“Holdco”), Benjamin Gordon (the “Representative”), as the representative of Surviving Pubco (as defined below) immediately prior to the Effective Time (as defined in the Reorganization Agreement), Ability Security Systems Ltd., an Israeli company (“ASM”), Eyal Tzur, the sole shareholder and owner of ASM (“ASM SH”), each of the undersigned former holders (the “Stockholders”) of the outstanding capital stock of Ability Company & Software Industries Ltd., an Israeli company (the “Company”), and Continental Stock Transfer & Trust Company, as escrow agent (the “Escrow Agent”).

Holdco, Cambridge Capital Acquisition Corporation, a Delaware corporation (“Cambridge”), the Company and the Stockholders are the parties to an Agreement and Plan of Reorganization dated as of September 6, 2015 (the “Reorganization Agreement”) pursuant to which (i) Cambridge has merged with and into Holdco, with Holdco being the surviving entity of such merger (the “Merger,” and the surviving entity of the Merger is referred to herein as the “Surviving Pubco”), and (ii) the Stockholders have exchanged 100% of the shares of the Company for ordinary shares of Surviving Pubco (the “Surviving Pubco Stock”), including the right to receive certain contingent shares as provided for in Section 1.13 of the Reorganization Agreement, and cash as provided therein (the “Share Exchange”).

ASM, ASM SH, the Company, Cambridge, Holdco and the Stockholders are parties to a Share Purchase Agreement dated as of September 6, 2015 (the “Joint Venture Acquisition Agreement”) pursuant to which (i) ASM SH shall have the right to exercise the Put Option (as defined in the JV Acquisition Agreement) (the “Put Option”) during the Option Period (as defined in the JV Acquisition Agreement) (the “Option Period”), and (ii) Surviving Pubco shall have the right to exercise the Call Option (as defined in the Joint Venture Acquisition Agreement) (the “Call Option”) during the Call Period (as defined in the JV Acquisition Agreement) (the “Call Period”), in each case, subject to the terms and conditions of the Joint Venture Acquisition Agreement. The parties desire to establish an escrow fund to hold 480,000 shares of Surviving Pubco Stock otherwise issuable to the Stockholders at Closing to secure the exercise of the Put Option or Call Option.

Capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed to them in the Reorganization Agreement. The Stockholders, together with their permitted transferees, including the ASM SH, are referred to herein as the “Owners.”

The parties agree as follows:

1.     (a)     Concurrently with the execution hereof, each of the Stockholders (or Holdco, on their behalf) is delivering to the Escrow Agent, to be held in escrow pursuant to the terms of this Agreement, stock certificates in the amounts set forth in Schedule A hereto issued in the name of such Stockholder representing a portion of the shares of Surviving Pubco Stock issued to such Stockholder in the Share Exchange. The shares of Surviving Pubco Stock represented by the stock certificates so delivered by the Stockholders to the Escrow Agent are herein referred to in the aggregate as the “Escrow Fund.” The Escrow Agent shall maintain a separate account for each Stockholder’s, and, subsequent to any transfer permitted pursuant to Paragraph 1(d) hereof, each Owner’s, portion of the Escrow Fund.

(b)     The Escrow Agent hereby agrees to act as escrow agent and to hold, safeguard and disburse the Escrow Fund pursuant to the terms and conditions hereof. It shall treat the Escrow Fund as a trust fund in accordance with the terms of this Agreement and not as the property of Surviving Pubco. The Escrow Agent’s duties hereunder shall terminate upon its distribution of the entire Escrow Fund in accordance with this Agreement.

(c)     Except as herein provided, the Owners shall retain all of their rights as shareholders of Surviving Pubco with respect to shares of Surviving Pubco Stock constituting the Escrow Fund during the period the Escrow Fund is held by the Escrow Agent in accordance with Section 2 of the Joint Venture Acquisition Agreement (the “Escrow Period”), including, without limitation, the right to vote their shares of Surviving Pubco Stock included in the Escrow Fund. For purposes of clarity, subject to Sections 2(b) and 2(c) below which may extend the Escrow Period in certain circumstances with respect to a portion of the Escrow Fund, the Escrow Period shall be the greater of the Option Period and the Call Period.

(d)     During the Escrow Period, all dividends payable in cash with respect to the shares of Surviving Pubco Stock included in the Escrow Fund shall be paid to the Owners, but all dividends payable in stock or other non-cash property (“Non-Cash Dividends”) shall be delivered to the Escrow Agent to hold in accordance with the terms hereof. As used herein, the term “Escrow Fund” shall be deemed to include the Non-Cash Dividends distributed thereon, if any.

(e)     During the Escrow Period and except as otherwise set forth in the Two Year Lock-Up Agreement applicable to each Stockholder, no sale, transfer or other disposition may be made of any or all of the shares of Surviving Pubco Stock in the Escrow Fund except (i) to a “Permitted Transferee” (as hereinafter defined), (ii) by virtue of the laws of descent and distribution upon death of any Owner, or (iii) pursuant to a qualified domestic relations order; provided, however, that such permissive transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Agreement. As used in this Agreement, the term “Permitted Transferee” shall include: (1) members of a Stockholder’s “Immediate Family” (as hereinafter defined); (2) an entity in which (A) a Stockholder and/or members of a Stockholder’s Immediate Family beneficially own 100% of such entity’s voting and non-voting equity securities, or (B) a Stockholder and/or a member of such Stockholder’s Immediate Family is a general partner and in which such Stockholder and/or members of such Stockholder’s Immediate Family beneficially own 100% of all capital accounts of such entity; (3) a revocable trust established by a Stockholder during his lifetime for the benefit of such Stockholder or for the exclusive benefit of all or any of such Stockholder’s Immediate Family; and (4) any Affiliate. As used in this Agreement, the term “Immediate Family” means, with respect to any Stockholder, a spouse, parent, lineal descendants, the spouse of any lineal descendant, and brothers and sisters (or a trust, all of whose current beneficiaries are members of an Immediate Family of the Stockholder). In connection with and as a condition to each permitted transfer, the Permitted Transferee shall agree in writing to be bound by the terms and conditions of this Agreement. Upon receipt of such agreement, the Escrow Agent shall deliver to Surviving Pubco’s transfer agent the original stock certificate out of which the assigned shares are to be transferred, and shall request that Surviving Pubco issue new certificates representing (x) the number of shares, if any, that continue to be owned by the transferring Stockholder, and (y) the number of shares owned by the Permitted Transferee as the result of such transfer. Surviving Pubco, the transferring Stockholder and the Permitted Transferee shall cooperate in all respects with the Escrow Agent in documenting each such transfer and in effectuating the result intended to be accomplished thereby. During the Escrow Period, no Owner shall pledge or grant a security interest in such Owner’s shares of Surviving Pubco Stock included in the Escrow Fund or grant a security interest in such Owner’s rights under this Agreement.

2.     (a)     In the event that the Put Option is not exercised by the ASM SH prior to the expiration of the Option Period and the Call Option is not exercise by Surviving Pubco prior to the expiration of the Call Period, the Escrow Fund shall be automatically released to the Stockholders pro rata in accordance with Schedule B hereto.

(b)     In the event that the Put Option is exercised by the ASM SH prior to the expiration of the Option Period in accordance with the Joint Venture Acquisition Agreement, upon delivery of a Joint Notice (as defined below) to the Escrow Agent or, in the event of a dispute, upon a final determination (after exhaustion of any appeals) of a court of competent jurisdiction, (i) the Escrow Agent shall release ninety-five (95%) of the Surviving Pubco Stock comprising the Escrow Fund to the ASM SH, and (ii) the remaining five percent (5%) of the Escrow Fund shall remain in escrow for one year from the closing of the Put Option as determined by Section 4.1 of the Joint Venture Acquisition Agreement.

(c)     In the event that the Call Option is exercised by Surviving Pubco prior to the expiration of the Call Period in accordance with the Joint Venture Acquisition Agreement, upon delivery of a Joint Notice (as defined below) to the Escrow Agent or, in the event of a dispute, upon a final determination (after exhaustion of any appeals) of a court of competent jurisdiction, (i) the Escrow Agent shall release eighty-five (85%) of the Surviving Pubco Stock comprising the Escrow Fund to the ASM SH, (ii) ten (10%) of the Surviving Pubco Stock comprising the Escrow Fund to the Stockholders pro rata in accordance with Schedule B hereto, and (iii) the remaining five percent (5%) of the Escrow Fund shall remain in escrow for one year from the closing of the Call Option as determined by Section 4.2 of the Joint Venture Acquisition Agreement.

(d)     As used in this Agreement, a “Joint Notice” means a written notice executed and delivered by the ASM SH, the Representative and Stockholder Nominee (as defined herein) to the Escrow Agent directing the Escrow Agent to release the Escrow Fund in accordance with Section 2(a) (in the event of an exercise of the Put Option) or in accordance with Section 2(b) (in the event of an exercise of the Call Option), as applicable.

(e)     For purposes of clarification, the five percent (5%) of the Escrow Fund remaining in escrow in accordance with Section 2(a)(ii) (in the event of an exercise of the Put Option) or in accordance with Section 2(b)(iii) (in the event of an exercise of the Call Option), as applicable (the “Remaining Escrow Fund”), shall be held in escrow by the Escrow Agent as a remedy for the indemnification obligations set forth in Article VII of the Reorganization Agreement. The Remaining Escrow shall be governed by that certain Escrow Agreement dated as of the date hereof by and among Holdco, the Representative, the Stockholders and the Escrow Agent (the “Indemnity Escrow Agreement”), which is attached hereto as Exhibit A, and shall be added to the amount of the “Escrow Fund” (as such term is defined in the Indemnity Escrow Agreement) thereunder.

3.     The Escrow Agent, the Representative and Stockholder Nominee shall cooperate in all respects with one another in the calculation of any amounts determined to be payable to Surviving Pubco and the Owners in accordance with this Agreement and in implementing the procedures necessary to effect such payments.

4.     (a)     The Escrow Agent undertakes to perform only such duties as are expressly set forth herein. It is understood that the Escrow Agent is not a trustee or fiduciary and is acting hereunder merely in a ministerial capacity.

(b)     The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

(c)     The Escrow Agent’s sole responsibility upon receipt of any notice requiring any payment to any party hereunder pursuant to the terms of this Agreement or, if such notice is disputed by the Representative or Stockholder Nominee, the settlement with respect to any such dispute, whether by virtue of joint resolution, arbitration or determination of a court of competent jurisdiction, is to pay to such party the amount specified in such notice, and the Escrow Agent shall have no duty to determine the validity, authenticity or enforceability of any specification or certification made in such notice.

(d)     The Escrow Agent shall not be liable for any action taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Agreement, and may consult with counsel of its own choice and shall have full and complete authorization and indemnification under Section 5(g), below, for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

(e)     The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Escrow Agent shall turn over the Escrow Fund to a successor escrow agent appointed jointly by the Representative and Stockholder Nominee. If no new escrow agent is so appointed within the 60 day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Fund with any court it reasonably deems appropriate. The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by the parties hereto, jointly, provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided in this Section 5(e).

(f)      The Escrow Agent shall be indemnified and held harmless by Surviving Pubco from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Fund held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in the any state or federal court located in New York County, State of New York.

(g)     The Escrow Agent shall be entitled to reasonable compensation from Surviving Pubco for all services rendered by it hereunder. The Escrow Agent shall also be entitled to reimbursement from Surviving Pubco for all expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges.

(h)     From time to time on and after the date hereof, the Representative and Stockholder Nominee shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

(i)      Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct.

5.     This Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement among the parties hereto except this Agreement and the Indemnity Escrow Agreement and shall have no duty to inquire into the terms and conditions of any agreement made or entered into in connection with this Agreement, including, without limitation, the Reorganization Agreement.

6.     This Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, successors, assigns and legal representatives shall be governed by and construed in accordance with the law of New York applicable to contracts made and to be performed therein. This Agreement cannot be changed or terminated except by a writing signed by the Representative, the Escrow Agent and a majority of the Stockholders.

7.    All disputes arising under this Agreement between the ASM SH, the Representative and Stockholder Nominee, including a dispute arising from a party’s failure or refusal to sign a Joint Notice, shall be submitted to arbitration to the American Arbitration Association in New York City. The ASM SH, the Representative and Stockholders each hereby consents to the exclusive jurisdictions of the federal and state courts sitting in New York County, State of New York, with respect to any claim or controversy arising out of this Agreement. Service of process in any action or proceeding brought against the ASM SH, the Representative or Stockholders in respect of any such claim or controversy may be made upon it by registered mail, postage prepaid, return receipt requested, at the address specified in Section 10, with copies delivered by nationally recognized overnight carrier to Graubard Miller, The Chrysler Building, 405 Lexington Avenue, New York, N.Y. 10174, Attention: David Alan Miller, Esq., and to Blank Rome LLP, The Chrysler Building, 405 Lexington Avenue, New York, N.Y. 10174, Attention: Robert J. Mittman.

8.    The Stockholders hereby appoint Anatoly Hurgin to act on their behalf (the “Stockholder Nominee”) to take any and all actions and make any decisions required or permitted to be taken by such Stockholders under this Agreement. Should the Stockholder Nominee resign or be unable to serve, a new Stockholder Nominee will be selected by a majority of the Stockholders, whose appointment shall be effective upon execution by such successor of a joinder agreement providing for such successor to become a party to the Escrow Agreement as the Stockholder Nominee, in which case such successor shall for all purposes of this Agreement be the Stockholder Nominee (and the prior acts taken by the succeeded Stockholder Nominee shall remain valid for purposes of this Agreement). The Stockholder Nominee shall not be liable to the Stockholders for any liability, loss, damage, penalty, fine, cost or expense incurred without gross negligence or willful misconduct by the Stockholder Nominee while acting in good faith and arising out of or in connection with the acceptance or administration of its duties hereunder.

9.    All notices and other communications under this Agreement shall be in writing and shall be deemed given if given by hand or delivered by nationally recognized overnight carrier, or if given by telecopier and confirmed by mail (registered or certified mail, postage prepaid, return receipt requested), to the respective parties as follows:

A.	If to the Representative, to it at:

Benjamin Gordon

525 South Flagler Drive, Suite 201
West Palm Beach, Florida 33401
Telecopy: (561) 655-6232
E-mail: ben@cambridgecapital.com

with a copy to:

Graubard Miller
The Chrysler Building
405 Lexington Avenue
New York, New York 10174-1901
Attention: David Alan Miller, Esq.
Telecopy: 212-818-8881
Email: dmiller@graubard.com

B.	If to the Stockholders, to each at the address listed on Schedule A hereto with a copy to:

Anatoly Hurgin
c/o Ability Computer & Software Industries Ltd.
Yad Harutzim 14
Tel Aviv, Israel, 6770007
Attention: Anatoly Hurgin
Telecopy: 972-3-5376483
E-mail: ability@ability.co.il

with a copy to:

Blank Rome LLP
The Chrysler Building
405 Lexington Avenue
New York, New York 10174-1901
Attention: Robert J. Mittman, Esq.
Telecopy: 212-885-5001
E-mail: rmittman@blankrome.com

C.	If to the ASM SH, to: Eyal Tzur
14 Zalman Shneor St. Ramat
Hasharon 47217,Israel . P.O.B 2269
Telecopy: +972-3-6092088
E-mail: eyal@heronis.co.il

D.	If to the Escrow Agent, to it at:

Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Attention: Mark Zimkind
Telecopy: 212-509-5150
E-mail: [______________] hfarrell@continentalstock.com

or to such other person or address as any of the parties hereto shall specify by notice in writing to all the other parties hereto.

10.  (a)     If this Agreement requires a party to deliver any notice or other document, and such party refuses to do so, the matter shall be submitted to arbitration pursuant to paragraph 7 of this Agreement.

(b)      All notices delivered to the Escrow Agent shall refer to the provision of this Agreement under which such notice is being delivered and, if applicable, shall clearly specify to whom and in what amount the Escrow Fund is to be distributed by the Escrow Agent.

(c)      This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute a single agreement.

[Signatures are on following page]

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement on the date first above written.

CAMBRIDGE HOLDCO CORP.

By:	/s/ Benjamin Gordon
Name:	Benjamin Gordon
Title:	CEO

THE REPRESENTATIVE:

/s/ Benjamin Gordon
Benjamin Gordon

STOCKHOLDERS:

Anatoly Hurgin

Alexander Aurovsky

ABILITY SECURITY SYSTEMS LTD.

By:
Name:
Title:

Eyal Tzur

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement on the date first above written.

CAMBRIDGE HOLDCO CORP.

By:
Name:
Title:

THE REPRESENTATIVE:

Benjamin Gordon

STOCKHOLDERS:

/s/ Anatoly Hurgin
Anatoly Hurgin

/s/ Alexander Aurovsky
Alexander Aurovsky

ABILITY SECURITY SYSTEMS LTD.

By:
Name:
Title:

Eyal Tzur

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement on the date first above written.

CAMBRIDGE HOLDCO CORP.

By:
Name:
Title:

THE REPRESENTATIVE:

Benjamin Gordon

STOCKHOLDERS:

Anatoly Hurgin

Alexander Aurovsky

ABILITY SECURITY SYSTEMS LTD.

By:	/s/ Eyal Tzur
Name:	Eyal Tzur
Title:	CEO

/s/ Eyal Tzur
Eyal Tzur

ESCROW AGENT:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:	/s/ Henry Farrell
Name:	Henry Farrell
Title:	Vice President

Schedule A

Escrow Shares

Anatoly Hurgin: 240,000 shares of Surviving Pubco Stock

Alexander Aurovsky: 240,000 shares of Surviving Pubco Stock

Schedule B

Stockholder’s Pro Rata Portion

Anatoly Hurgin: 50%

Alexander Aurovsky: 50%

Exhibit A

Indemnity Escrow Agreement

INDEMNITY ESCROW AGREEMENT

ESCROW AGREEMENT (“Agreement”) dated December 23, 2015 by and among Cambridge Holdco Corp., a Cayman Islands company (“Holdco”), Benjamin Gordon (the “Representative”), as the representative of Surviving Pubco (as defined below) immediately prior to the Effective Time (as defined in the Merger Agreement), each of the undersigned former holders (the “Stockholders”) of the outstanding capital stock of Ability Company & Software Industries Ltd., an Israeli company (“Company”), and Continental Stock Transfer & Trust Company, as escrow agent (the “Escrow Agent”).

Holdco, Cambridge Capital Acquisition Corporation, a Delaware corporation (“Cambridge”), the Company and the Stockholders are the parties to an Agreement and Plan of Reorganization dated as of September 6, 2015 (the “Merger Agreement”) pursuant to which (i) Cambridge has merged with and into Holdco, with Holdco being the surviving entity of such merger (the “Merger,” and the surviving entity of the Merger is referred to herein as the “Surviving Pubco”), and (ii) the Stockholders have exchanged 100% of the shares of the Company for ordinary shares of Surviving Pubco (the “Surviving Pubco Stock”), including the right to receive certain contingent shares as provided for in Section 1.13 of the Merger Agreement, and cash as provided therein (the “Share Exchange”). The parties desire to establish an escrow fund as the sole remedy for the indemnification obligations set forth in Article VII of the Merger Agreement. The Stockholders, together with their permitted transferees, are referred to herein as the “Owners.” Capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

The parties agree as follows:

1.    (a)     Concurrently with the execution hereof, each of the Stockholders (or Holdco, on their behalf) is delivering to the Escrow Agent, to be held in escrow pursuant to the terms of this Agreement, stock certificates in the amounts set forth in Schedule A hereto issued in the name of such Stockholder representing a portion of the shares of Surviving Pubco Stock issued to such Stockholder in the Share Exchange. The shares of Surviving Pubco Stock represented by the stock certificates so delivered by the Stockholders to the Escrow Agent are herein referred to in the aggregate as the “Escrow Fund.” The Escrow Agent shall maintain a separate account for each Stockholder’s, and, subsequent to any transfer permitted pursuant to Paragraph 1(d) hereof, each Owner’s, portion of the Escrow Fund.

(b)     The Escrow Agent hereby agrees to act as escrow agent and to hold, safeguard and disburse the Escrow Fund pursuant to the terms and conditions hereof. It shall treat the Escrow Fund as a trust fund in accordance with the terms of this Agreement and not as the property of Surviving Pubco. The Escrow Agent’s duties hereunder shall terminate upon its distribution of the entire Escrow Fund in accordance with this Agreement.

(c)     Except as herein provided, the Owners shall retain all of their rights as shareholders of Surviving Pubco with respect to shares of Surviving Pubco Stock constituting the Escrow Fund during the period the Escrow Fund is held by the Escrow Agent in accordance with Section 1.10 of the Merger Agreement (the “Escrow Period”), including, without limitation, the right to vote their shares of Surviving Pubco Stock included in the Escrow Fund.

(d)     During the Escrow Period, all dividends payable in cash with respect to the shares of Surviving Pubco Stock included in the Escrow Fund shall be paid to the Owners, but all dividends payable in stock or other non-cash property (“Non-Cash Dividends”) shall be delivered to the Escrow Agent to hold in accordance with the terms hereof. As used herein, the term “Escrow Fund” shall be deemed to include the Non-Cash Dividends distributed thereon, if any.

(e)     During the Escrow Period and except as otherwise set forth in the Two Year Lock-Up Agreement applicable to each Stockholder, no sale, transfer or other disposition may be made of any or all of the shares of Surviving Pubco Stock in the Escrow Fund except (i) to a “Permitted Transferee” (as hereinafter defined), (ii) by virtue of the laws of descent and distribution upon death of any Owner, or (iii) pursuant to a qualified domestic relations order; provided, however, that such permissive transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Agreement. As used in this Agreement, the term “Permitted Transferee” shall include: (1) members of a Stockholder’s “Immediate Family” (as hereinafter defined); (2) an entity in which (A) a Stockholder and/or members of a Stockholder’s Immediate Family beneficially own 100% of such entity’s voting and non-voting equity securities, or (B) a Stockholder and/or a member of such Stockholder’s Immediate Family is a general partner and in which such Stockholder and/or members of such Stockholder’s Immediate Family beneficially own 100% of all capital accounts of such entity; (3) a revocable trust established by a Stockholder during his lifetime for the benefit of such Stockholder or for the exclusive benefit of all or any of such Stockholder’s Immediate Family; and (4) any Affiliate. As used in this Agreement, the term “Immediate Family” means, with respect to any Stockholder, a spouse, parent, lineal descendants, the spouse of any lineal descendant, and brothers and sisters (or a trust, all of whose current beneficiaries are members of an Immediate Family of the Stockholder). In connection with and as a condition to each permitted transfer, the Permitted Transferee shall agree in writing to be bound by the terms and conditions of this Agreement. Upon receipt of such agreement, the Escrow Agent shall deliver to Surviving Pubco’s transfer agent the original stock certificate out of which the assigned shares are to be transferred, and shall request that Surviving Pubco issue new certificates representing (x) the number of shares, if any, that continue to be owned by the transferring Stockholder, and (y) the number of shares owned by the Permitted Transferee as the result of such transfer. Surviving Pubco, the transferring Stockholder and the Permitted Transferee shall cooperate in all respects with the Escrow Agent in documenting each such transfer and in effectuating the result intended to be accomplished thereby. During the Escrow Period, no Owner shall pledge or grant a security interest in such Owner’s shares of Surviving Pubco Stock included in the Escrow Fund or grant a security interest in such Owner’s rights under this Agreement.

(f)      The parties hereto have entered into that certain Escrow Agreement dated as of the date hereof (the “Put/Call Escrow Agreement”), which is attached hereto as Exhibit A. For purposes of clarification, to the extent that there is an amount constituting the Remaining Escrow Fund (as defined in the Put/Call Escrow Agreement) remaining in escrow under the Put/Call Escrow Agreement, then (i) such Remaining Escrow Fund shall be added to the Escrow Fund hereunder and (ii) the Escrow Period shall be extended for the escrow of such Remaining Escrow Fund in accordance with the Put/Call Escrow Agreement.

2.     (a)     Surviving Pubco, acting through the Representative, may make a claim for indemnification pursuant to the Merger Agreement (“Indemnification Claim”) against the Escrow Fund by giving notice (a “Notice”) to the Stockholder Nominee (defined below), with a copy to the Escrow Agent, specifying (i) the covenant, representation, warranty, agreement, undertaking or obligation contained in the Merger Agreement which it asserts has been breached or otherwise entitles Surviving Pubco to indemnification, (ii) in reasonable detail, the nature and dollar amount of any Indemnification Claim, and (iii) whether the Indemnification Claim results from a Third Party Claim against Surviving Pubco or the Company. The Representative also shall deliver to the Escrow Agent (with a copy to the Stockholder Nominee), concurrently with its delivery to the Escrow Agent of the Notice, a certification as to the date on which the Notice was delivered to the Stockholders in accordance with the requirements set forth in the Merger Agreement.

(b)     If the Stockholder Nominee shall give a notice to the Representative (with a copy to the Escrow Agent and Surviving Pubco) (a “Counter Notice”), within 30 days following the date of receipt (as specified in the Representative’s certification) by the Stockholder Nominee of a copy of the Notice, disputing whether the Indemnification Claim is indemnifiable under the Merger Agreement, the Representative and Stockholder Nominee shall attempt to resolve such dispute by voluntary settlement as provided in paragraph 2(c) below. If no Counter Notice with respect to an Indemnification Claim is received by the Escrow Agent from the Stockholder Nominee within such 30-day period, the Indemnification Claim shall be deemed to be an Established Claim (as hereinafter defined) for purposes of this Agreement.

(c)     If the Stockholder Nominee delivers a Counter Notice to the Representative and the Escrow Agent, the Representative and Stockholder Nominee shall, during the period of 60 days following the delivery of such Counter Notice or such greater period of time as the parties may agree to in writing (with a copy to the Escrow Agent), attempt to resolve the dispute in good faith with respect to which the Counter Notice was given. If the Representative and Stockholder Nominee shall reach a settlement with respect to any such dispute, they shall jointly deliver written notice of such settlement to the Escrow Agent specifying the terms thereof.

(d)     If the Representative and Stockholder Nominee cannot resolve a dispute prior to expiration of the 60-day period referred to in paragraph 2(c) above (or such longer period as the parties may have agreed to in writing), then such dispute shall be submitted (and either party may submit such dispute) for arbitration in accordance with Section 8.

(e)     As used in this Agreement, “Established Claim” means any (i) Indemnification Claim deemed established pursuant to the last sentence of paragraph 2(b) above, (ii) Indemnification Claim resolved in favor of Surviving Pubco by settlement pursuant to paragraph 2(c) above, resulting in an award to Surviving Pubco, (iii) Indemnification Claim established by the decision of an arbitrator pursuant to paragraph 2(d) above and in accordance with Section 8, resulting in an award to Surviving Pubco, (iv) Third Party Claim that has been sustained by a final determination (after exhaustion of any appeals) of a court of competent jurisdiction, or (v) Third Party Claim that the Representative and Stockholder Nominee have jointly notified the Escrow Agent has been settled in accordance with the provisions of the Merger Agreement; provided that, subject to the terms of the Merger Agreement, notwithstanding anything herein, no Indemnification Claim by Surviving Pubco shall become an Established Claim unless and until the aggregate amount of indemnification Losses exceeds (i) the Deductible, in which event all Indemnifiable Losses so due in excess of the Deductible shall be paid out of the Escrow Shares. The aggregate liability for Losses shall not in any event exceed the Escrow Shares, and Surviving Pubco shall have no claim against the Stockholders other than for any of such Escrow Shares (and any dividends declared and actually paid with respect to the Escrow Shares).

(f)    (i)       Promptly after an Indemnification Claim becomes an Established Claim, the Representative and Stockholder Nominee shall jointly deliver a notice to the Escrow Agent (a “Joint Notice”) directing the Escrow Agent to pay to Surviving Pubco, and the Escrow Agent promptly shall deliver Escrow Shares to Surviving Pubco, the dollar amount of which, valued at the “Fair Market Value” (as defined below), shall equal the Indemnifiable Loss resulting from the Established Claim (or, if at such time there remains in the Escrow Fund less than the full amount so payable, the full amount remaining in the Escrow Fund).

(ii)      Payment of an Established Claim shall be made from Escrow Shares pro rata from the account maintained on behalf of each Owner. For purposes of each payment, such shares shall be valued at the “Fair Market Value” (as defined below). However, in no event shall the Escrow Agent be required to calculate Fair Market Value or make a determination of the number of shares to be delivered to Surviving Pubco in satisfaction of any Established Claim; rather, such calculation shall be included in and made part of the Joint Notice. The Escrow Agent shall transfer to Surviving Pubco out of the Escrow Fund that number of shares of Surviving Pubco Stock necessary to satisfy each Established Claim, as set out in the Joint Notice. Any dispute between the Representative and Stockholder Nominee concerning the calculation of Fair Market Value or the number of shares necessary to satisfy any Established Claim, or any other dispute regarding a Joint Notice, shall be resolved between the Representative and Stockholder Nominee in accordance with the procedures specified in paragraph 2(d) above, and shall not involve the Escrow Agent. Each transfer of shares in satisfaction of an Established Claim shall be made by the Escrow Agent delivering to Surviving Pubco one or more stock certificates held in each Owner’s account evidencing not less than such Owner’s pro rata portion of the aggregate number of shares specified in the Joint Notice, together with assignments separate from certificate executed in blank by such Owner and completed by the Escrow Agent in accordance with instructions included in the Joint Notice. Upon receipt of the stock certificates and assignments, Surviving Pubco shall deliver to the Escrow Agent new certificates representing the number of shares owned by each Owner after such payment. The parties hereto (other than the Escrow Agent) agree that the foregoing right to make payments of Established Claims in shares of Surviving Pubco Stock may be made notwithstanding any other agreements restricting or limiting the ability of any Owner to sell any shares of Surviving Pubco stock or otherwise. The Representative and Stockholder Nominee shall be required to exercise utmost good faith in all matters relating to the preparation and delivery of each Joint Notice. As used herein, “Fair Market Value” means the average reported closing price for the Surviving Pubco Stock for the twenty trading days ending on the last trading day prior to (x) the day the Established Claim is paid with respect to Indemnification Claims paid on or before the Basic Indemnity Escrow Termination Date, (y) the Basic Indemnity Escrow Termination Date with respect to shares constituting the Pending Claims Reserve (as hereinafter defined) on the Basic Indemnity Escrow Termination Date, and (z) with respect to shares placed in the Pending Claims Reserve for an Additional Indemnification Claim asserted after the Basic Indemnity Escrow Termination Date, the day such Additional Indemnification Claim is asserted. If Surviving Pubco Stock is not then listed or admitted to trading on any national securities exchange, the “Fair Market Value” means the average of the reported closing bid and asked prices of Surviving Pubco Stock on such date on the principal over the counter market on which Surviving Pubco Stock is traded, and if Surviving Pubco Stock is not so traded, a market price per share determined in good faith by the Surviving Pubco Board of Directors.

(iii)     Notwithstanding anything herein to the contrary, at such time as an Indemnification Claim has become an Established Claim, the Stockholders shall have the right, in their sole discretion, to substitute for the Escrow Shares that otherwise would be paid in satisfaction of such claim (the “Claim Shares”) cash in an amount equal to the Fair Market Value of the Claim Shares (“Substituted Cash”). In such event (i) the Joint Notice shall include a statement describing the substitution of Substituted Cash for the Claim Shares, and (ii) substantially contemporaneously with the delivery of such Joint Notice, the Stockholders shall cause currently available funds to be delivered to the Escrow Agent in an amount equal to the Substituted Cash. Upon receipt of such Joint Notice and Substituted Cash, the Escrow Agent shall (y) in payment of the Established Claim described in the Joint Notice, deliver the Substituted Cash to Surviving Pubco in lieu of the Claim Shares, and (z) cause the Claim Shares to be returned to the Owners.

3.     (a)     On the first Business Day after the Basic Indemnity Escrow Termination Date, upon receipt of a Joint Notice, the Escrow Agent shall distribute and deliver to each Owner certificates representing shares of Surviving Pubco Stock then in such Owner’s account in the Escrow Fund equal to fifty percent (50%) of the original number of shares placed in such Owner’s account less that number of shares in such Owner’s account equal to the sum of (i) the number of shares applied in satisfaction of Indemnification Claims made prior to that date and (ii) the number of shares in the Pending Claims Reserve allocated to such Owner’s account, as provided in the following sentence, and shall continue to hold the remaining shares in such Owner’s account as Additional Indemnity Shares. If, at such time, there are any Indemnification Claims with respect to which Notices have been received but which have not been resolved pursuant to Section 2 hereof or in respect of which the Escrow Agent has not been notified of, and received a copy of, a final determination (after exhaustion of any appeals) by a court of competent jurisdiction, as the case may be (in either case, “Pending Claims”), and which, if resolved or finally determined in favor of Surviving Pubco, would result in a payment to Surviving Pubco, the Escrow Agent shall retain in the Pending Claims Reserve that number of shares of Surviving Pubco Stock having a Fair Market Value equal to the dollar amount equal to the Indemnifiable Losses for which indemnification is sought in such Indemnification Claim, allocated pro rata from the account maintained on behalf of each Owner. The Representative and Stockholder Nominee shall certify to the Escrow Agent the Fair Market Value to be used in calculating the Pending Claims Reserve and the number of shares of Surviving Pubco Stock to be retained therefor. Thereafter, if any Pending Claim becomes an Established Claim, the Representative and Stockholder Nominee shall deliver to the Escrow Agent a Joint Notice directing the Escrow Agent to deliver to Surviving Pubco the number of shares in the Pending Claims Reserve in respect thereof determined in accordance with paragraph 2(f) above and to deliver to each Owner the remaining shares in the Pending Claims Reserve allocated to such Pending Claim, all as specified in a Joint Notice. If any Pending Claim is resolved against Surviving Pubco, the Representative and Stockholder Nominee shall deliver to the Escrow Agent a Joint Notice directing the Escrow Agent to pay to each Owner his pro rata portion of the number of shares allocated to such Pending Claim in the Pending Claims Reserve.

(b)     On the first Business Day after the Additional Indemnity Escrow Termination Date, upon receipt of a Joint Notice, the Escrow Agent shall distribute and deliver to each Owner certificates representing the remaining shares of Surviving Pubco Stock then in such Owner’s account in the Escrow Fund other than Additional Indemnity Shares in the Pending Claims Reserve. Upon the subsequent resolution of a Claim for which shares remain in the Pending Claims Reserve, upon receipt of a Joint Notice, the Escrow Agent shall distribute and deliver such shares to Surviving Pubco, if the Claim is resolved in favor of Surviving Pubco, or to the Owners pro rata to the accounts maintained for them, if the Claim is resolved against Surviving Pubco. Upon resolution of all Pending Claims, the Representative and Stockholder Nominee shall deliver to the Escrow Agent a Joint Notice directing the Escrow Agent to pay to each Owner the remaining portion of his or her account in the Escrow Fund.

(c)     As used herein, the “Pending Claims Reserve” shall mean, at the time any such determination is made, that number of shares of Surviving Pubco Stock in the Escrow Fund having a Fair Market Value equal to the Indemnifiable Losses claimed to be due with respect to all Pending Claims (as shown in the Notices of such Claims).

4.     The Escrow Agent, the Representative and Stockholder Nominee shall cooperate in all respects with one another in the calculation of any amounts determined to be payable to Surviving Pubco and the Owners in accordance with this Agreement and in implementing the procedures necessary to effect such payments.

5.     (a)    The Escrow Agent undertakes to perform only such duties as are expressly set forth herein. It is understood that the Escrow Agent is not a trustee or fiduciary and is acting hereunder merely in a ministerial capacity.

(b)     The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

(c)     The Escrow Agent’s sole responsibility upon receipt of any notice requiring any payment to Surviving Pubco pursuant to the terms of this Agreement or, if such notice is disputed by the Representative or Stockholder Nominee, the settlement with respect to any such dispute, whether by virtue of joint resolution, arbitration or determination of a court of competent jurisdiction, is to pay to Surviving Pubco the amount specified in such notice, and the Escrow Agent shall have no duty to determine the validity, authenticity or enforceability of any specification or certification made in such notice.

(d)     The Escrow Agent shall not be liable for any action taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Agreement, and may consult with counsel of its own choice and shall have full and complete authorization and indemnification under Section 5(g), below, for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

(e)     The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Escrow Agent shall turn over the Escrow Fund to a successor escrow agent appointed jointly by the Representative and Stockholder Nominee. If no new escrow agent is so appointed within the 60 day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Fund with any court it reasonably deems appropriate. The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by the parties hereto, jointly, provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided in this Section 5(e).

(f)      The Escrow Agent shall be indemnified and held harmless by Surviving Pubco from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Fund held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in the any state or federal court located in New York County, State of New York.

(g)     The Escrow Agent shall be entitled to reasonable compensation from Surviving Pubco for all services rendered by it hereunder. The Escrow Agent shall also be entitled to reimbursement from Surviving Pubco for all expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges.

(h)     From time to time on and after the date hereof, the Representative and Stockholder Nominee shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

(i)       Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct.

6.     This Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement among the parties hereto except this Agreement and the Put/Call Escrow Agreement and shall have no duty to inquire into the terms and conditions of any agreement made or entered into in connection with this Agreement, including, without limitation, the Merger Agreement.

7.     This Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, successors, assigns and legal representatives shall be governed by and construed in accordance with the law of New York applicable to contracts made and to be performed therein. This Agreement cannot be changed or terminated except by a writing signed by the Representative, the Escrow Agent and a majority of the Stockholders.

8.     All disputes arising under this Agreement between the Representative and Stockholder Nominee, including a dispute arising from a party’s failure or refusal to sign a Joint Notice, shall be submitted to arbitration to the American Arbitration Association in New York City. The Representative and Stockholders each hereby consents to the exclusive jurisdictions of the federal and state courts sitting in New York County, State of New York, with respect to any claim or controversy arising out of this Agreement. Service of process in any action or proceeding brought against the Representative or Stockholders in respect of any such claim or controversy may be made upon it by registered mail, postage prepaid, return receipt requested, at the address specified in Section 10, with copies delivered by nationally recognized overnight carrier to Graubard Miller, The Chrysler Building, 405 Lexington Avenue, New York, N.Y. 10174, Attention: David Alan Miller, Esq., and to Blank Rome LLP, The Chrysler Building, 405 Lexington Avenue, New York, N.Y. 10174, Attention: Robert J. Mittman.

9.     The Stockholders hereby appoint Anatoly Hurgin to act on their behalf (the “Stockholder Nominee”) to take any and all actions and make any decisions required or permitted to be taken by such Stockholders under this Agreement. Should the Stockholder Nominee resign or be unable to serve, a new Stockholder Nominee will be selected by a majority of the Stockholders, whose appointment shall be effective upon execution by such successor of a joinder agreement providing for such successor to become a party to the Escrow Agreement as the Stockholder Nominee, in which case such successor shall for all purposes of this Agreement be the Stockholder Nominee (and the prior acts taken by the succeeded Stockholder Nominee shall remain valid for purposes of this Agreement). The Stockholder Nominee shall not be liable to the Stockholders for any liability, loss, damage, penalty, fine, cost or expense incurred without gross negligence or willful misconduct by the Stockholder Nominee while acting in good faith and arising out of or in connection with the acceptance or administration of its duties hereunder.

10.   All notices and other communications under this Agreement shall be in writing and shall be deemed given if given by hand or delivered by nationally recognized overnight carrier, or if given by telecopier and confirmed by mail (registered or certified mail, postage prepaid, return receipt requested), to the respective parties as follows:

A.	If to the Representative, to it at: Benjamin Gordon
525 South Flagler Drive, Suite 201 West Palm Beach, Florida 33401 Telecopy: (561) 655-6232 E-mail: ben@cambridgecapital.com with a copy to:

Graubard Miller
The Chrysler Building
405 Lexington Avenue
New York, New York 10174-1901
Attention: David Alan Miller, Esq.
Telecopy: 212-818-8881
Email: dmiller@graubard.com

B.	If to the Stockholders, to each at the address listed on Schedule A hereto with a copy to:

Anatoly Hurgin
c/o Ability Computer & Software Industries Ltd.
Yad Harutzim 14
Tel Aviv, Israel, 6770007
Attention: Anatoly Hurgin
Telecopy: 972-3-5376483
E-mail: ability@ability.co.il

with a copy to:

Blank Rome LLP
The Chrysler Building
405 Lexington Avenue
New York, New York 10174-1901
Attention: Robert J. Mittman, Esq.
Telecopy: 212-885-5001
E-mail: rmittman@blankrome.com

C.	If to the Escrow Agent, to it at:

Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Attention: Mark Zimkind
Telecopy: 212-509-5150
E-mail: [______________] hfarrell@continentalstock.com

or to such other person or address as any of the parties hereto shall specify by notice in writing to all the other parties hereto.

11.   (a)     If this Agreement requires a party to deliver any notice or other document, and such party refuses to do so, the matter shall be submitted to arbitration pursuant to paragraph 2(d) of this Agreement.

(b)     All notices delivered to the Escrow Agent shall refer to the provision of this Agreement under which such notice is being delivered and, if applicable, shall clearly specify the aggregate dollar amount due and payable to Surviving Pubco.

(c)     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute a single agreement.

[Signatures are on following page]

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement on the date first above written.

CAMBRIDGE HOLDCO CORP.

By:	/s/ Benjamin Gordon
Name:	Benjamin Gordon
Title:	CEO

THE REPRESENTATIVE:

/s/ Benjamin Gordon
Benjamin Gordon

STOCKHOLDERS:

Anatoly Hurgin

Alexander Aurovsky

ESCROW AGENT:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:
Name:
Title:

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement on the date first above written.

CAMBRIDGE HOLDCO CORP.

By:
Name:
Title:

THE REPRESENTATIVE:

Benjamin Gordon

STOCKHOLDERS:

/s/ Anatoly Hurgin
Anatoly Hurgin

/s/ Alexander Aurovsky
Alexander Aurovsky

ESCROW AGENT:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:
Name:
Title:

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement on the date first above written.

CAMBRIDGE HOLDCO CORP.

By:
Name:
Title:

THE REPRESENTATIVE:

Benjamin Gordon

STOCKHOLDERS:

Anatoly Hurgin

Alexander Aurovsky

ESCROW AGENT:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:	/s/ Henry Farrell
Name:	Henry Farrell
Title:	Vice President

Schedule A

Escrow Shares

Anatoly Hurgin: 474,257.50 shares of Surviving Pubco Stock*

Alexander Aurovsky: 474,257.50 shares of Surviving Pubco Stock*

*As may be increased by the amount of the Remaining Escrow Fund (as defined in the Put/Call Escrow Agreement), if any.

Exhibit A

Put/Call Escrow Agreement